UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 13, 2014

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2014, our subsidiary Asterias Biotherapeutics, Inc. (“Asterias”) sold 5,000,000 BioTime, Inc. common shares, with warrants to purchase 5,000,000 shares of Asterias Series B common stock, $0.0001 par value (“Series B Shares), to two private investors for $12,500,000 in cash pursuant to two Purchase Agreements of like terms.  The investors have agreed that they will not sell or otherwise dispose of the 5,000,000 BioTime common shares for a period of 275 days.  Asterias acquired the BioTime common shares from BioTime on October 1, 2013 pursuant to the Asset Contribution Agreement among ourselves, Asterias and Geron Corporation through which Asterias acquired Geron’s stem cell assets and certain stem cell and other assets from us.

The warrants are governed by a Warrant Agreement.  The warrants will expire on at 5:00 p.m. New York time on June 15, 2015 if not exercised by that date, and have an exercise price of $2.34 per share.  The warrant holders must give Asterias not less than 61 days notice prior to exercising their warrants.  If Asterias Series B common stock is converted into Series A common stock, the warrant holders will receive Series A common stock upon their exercise of the warrants.  The number of Series B Shares issuable upon the exercise of the warrants, and exercise price per share, will be adjusted in the event of a stock split, stock dividend, combination, reclassification of Asterias common stock or similar recapitalization of Asterias common stock, or if Asterias distributes to its shareholders without charge options, warrants or rights to purchase shares of Asterias common stock at a price below the then current market price, or if Asterias distributes to its shareholders (including any distribution made in connection with a merger in which Asterias is the surviving corporation) other rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Asterias common stock, or evidences of Asterias indebtedness or assets (excluding cash, dividends or distributions payable out of consolidated earnings or earned surplus or stock dividends).

Asterias has also entered into a Registration Rights Agreement with the investors pursuant to which Asterias has agreed to file a registration statement on Form S-3, when Asterias becomes eligible to use that form, to register the warrants and the Series B Shares or Series A common stock that may be acquired through the exercise of the warrants, for sale under the Securities Act of 1933, as amended (the “Securities Act”). Asterias will bear the cost of registering the warrants and shares of common stock under the Securities Act and applicable state securities laws, including but not limited to filing and registration fees, printing fees, and fees and attorneys’ and accountants’ fees.  The warrant holders will be responsible for the payment of any commissions or discounts to broker-dealers in connection the sale of their warrants or common stock.  The Registration Rights Agreement provides that Asterias will indemnify the investors against, or Asterias will contribute to payments the investors may be required to make because of, certain liabilities that could arise from the offer and sale of the Series B Shares or Series A common stock, including liabilities under the Securities Act.  Each of the investors will indemnify Asterias against, or will contribute to payments that Asterias may be required to make because of, certain liabilities that could arise from the offer and sale of the Series B Shares or Series A common stock, including liabilities under the Securities Act.

Broadwood Partners, L.P., the largest shareholder of BioTime, purchased 1,000,000 of the BioTime shares with 1,000,000 warrants.  One of Asterias’ directors, Richard T. LeBuhn is Senior Vice President, and one of BioTime’s directors, Neal C. Bradsher is President, of Broadwood Capital, Inc., the investment manager of Broadwood Partners, L.P.  The other 4,000,000 BioTime common shares with 4,000,000 warrants were purchased by a trust previously established by George Karfunkel. Mr. Karfunkel beneficially owns more than 5% of the outstanding shares of BioTime.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated June 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	June 17, 2014	By	/s/ Robert W. Peabody
Senior Vice President, Chief Operating Officer, and Chief Financial Officer

Exhibit Number	Description
99.1	Press Release, dated June 17, 2014

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